Exhibit 10

                            COMMERCIAL PROPERTY LEASE

This lease is made between Hortenzia Magallenas ("Lessor") and Gemwood Productions, Inc. ("Lessee") for the commercial retail property located at Calle Vista #13 Rosarito Beach, Baja California, Mexico 22710.

The space is leased for a term of one month, to commence on April 1, 2006 and to continue from month to month thereafter until canceled upon 30 days prior notice by either party. Lessee shall pay a deposit of $500 (Five Hundred Dollars "U.S."). The monthly rental shall be $300.00 (Three Hundred Dollars "U.S."). Lessee shall in addition pay such applicable sales/use taxes as may be levied from time to time by competent authority in addition to the base rental. Lessee shall pay rent, and any additional rental as provided below, to lessor at lessor's above stated address, or at such other place as lessor may designate in writing, without demand, and without counterclaim, deduction or setoff.

Lessee shall use and occupy the premises as a Day Spa and Salon and for no other purpose. Lessor represents that the premises may be lawfully used for such purpose. Lessee shall commit no act of waste and shall take good care of the premises and the fixtures therein, and shall, in the use and occupancy of the premises, conform to all laws, orders and regulations of the federal, state and municipal government of any of their departments. All improvements made by the lessee to the premises which are so attached to the premises that they cannot be removed without material injury to the premises, shall become the property of lessor upon installation.

Not later than the last day of the term lessee shall, at lessee's expense, remove all of lessee's property and those improvements made by lessee which have not become the property of the lessor, including trade fixtures, cabinet work, movable paneling, partitions and the like; repair all injury done by or in connections with the installation or removal of the property and improvements; surrender the premises in as good conditional as they were at the beginning of the term, reasonable wear and damage by fire, the elements , casualty or other cause not due to the misuse or neglect by the lessee or lessee's agents, servants, visitors, servants or licensees, excepted. All property of the lessee remaining on the property after the last day of the term of this lease shall be conclusively deemed abandoned and may be removed by lessor, and lessee shall reimburse lessor for the cost of such removal. Lessor may have any such property stores at lessee's risk and expense.

Lessee shall not, without first obtaining the written consent of the lessor, make any alterations, additions or improvements in, to or about the premises. Lessee shall not do or suffer anything to be done on the premises which will cause an increase in the rate of fire insurance on the building.

Lessee shall not permit the accumulation of waste or refuse matter on the leased premises or anywhere in or near the building.

Lessee shall not, without first obtaining the written consent of the lessor, abandon the premises, or allow the premises to become vacant or deserted.

Lessee shall not, without obtaining the written consent of the lessor, assign, mortgage, pledge, or encumber this lease, in whole or in part, or sublet the premises or any part of the premises.

Lessee shall observe and comply with such reasonable rules and regulations as may be established from time to time by lessor.

If the building is damaged by fire or any other cause to such extent the at the cost of restoration, as reasonable estimated by lessor, will equal or exceed 60% of the replacement value of the building, just prior to the occurrence of the damage, then lessor may, no later than the seventy day following the damage, give lessee a notice of election to terminate the lease. In the event of such election this lease shall be deemed to terminate as of the date of the damage or destruction, and lessee shall surrender the premises within a reasonable time thereafter, and any pre-paid rent shall be refunded proportionally.

Of the premises or any part of the premises, or any part of the building materially affecting lessee's use of the premises, be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking. The rent shall be apportioned as of the termination date and any rent paid for any period beyond such date shall be repaid to lessee.

This lease shall be subject and subordinate to all underlying leases and to mortgages which may now or hereafter affect such leases or the real property of which the premises form a part, and also all renewals, modifications, consolidations, and replacements of the underlying leases and mortgages. Lessee agrees to execute such estoppel letters or other documents required to confirm the same.

Lessor may enter the premises at any reasonable time, upon adequate notice to lessee (except that no notice need be given in case of an emergency) for the purpose of inspection or the making of such repairs, replacements, or additions in, to, on and about the premises or the building, as lessor deems necessary or desirable.

Lessor shall make all necessary repairs to the premises, except where the repair has been made necessary by misuse or neglect by lessee or lessee's agents, servants, visitors or licensors.

This document represents the entire agreement of the parties and there are no representations not stated herein, and this agreement may only be modified by a writing executed by both parties hereto.

Dated: 10-19-2005


/s/ Hortenzia Magallenas
-------------------------------------
Hortenzia Magallenas ("Lessor")


/s/ Victor Manuel Savceda
-------------------------------------
Victor Manuel Savceda ("Lessee")